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                                     May 25, 1999 - INFORMATION ON DISTRIBUTION     EXHIBIT 28.15
                                                    TO CERTIFICATEHOLDERS

Structured Asset Mortgage Investments, Inc.
Mortgage Pass-Through Certificates, Series 1998-3
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                        Principal Amt
            Original    Outstanding                                                               Ending
Certificat  Principal     Prior to    Interest  Interest         Interest    Principal      Principal Amount
  Class      Amount     Distribution   Rate     Accrued        Distributed    Payable        Outstanding

  A       $332,071,600  $ 25,938,660   7.284%    $  158,518    $  158,518   $2,460,525       23,478,135
  R                100             0   7.284%             0             0            0                0
  B-1        5,257,000     2,578,088   7.284%        15,755        15,755      105,437        2,472,651
  B-2       13,142,815     6,445,374   7.284%        39,389        39,389      262,156        6,181,775

          $350,471,515    34,962,122             $  213,662    $  213,662   $2,828,118     $ 32,132,561




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